UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

TITANIUM GROUP LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	0-52415 (Commission File Number)	Not applicable (IRS Employer Identification No.)

4/F, BOCG Insurance Tower, 134-136 Des Voeux Road Central, Hong Kong
 (Address of principal executive offices) (Zip Code)

(852) 3427 3177
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 19, 2008, Jia Long Wen was appointed to serve as a director and Chief Operations Officer of the registrant.  Mr. Wen has over 20 years of experience in the areas of product development, sales and marketing in Mainland China.  For the past few years, he has been involved primarily as the managing director of Zhiweilong Technology Co. Ltd., a company incorporated in Shenzhen, China, that manufactures and provides smart card readers, power cables, and digital television top boxes in China and the global market.  In 1999, Mr. Wen graduated from the Zhongshan University with a bachelor’s degree in Business Administration.  He is currently a member of the National People’s Congress of the China Guangdong Province Maoming Region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM GROUP LIMITED
January 6, 2009	By: /s/ NG Kit Chong "Johnny" Dr. Kit Chong “Johnny” Ng Chairman of the Board of Directors